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                                                                    Exhibit 99.1

[EXACT SCIENCES AND LABCORP LOGOS]               PRESS RELEASE
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
FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION:
FOR EXACT SCIENCES:         INVESTOR RELATIONS AND            FOR LABCORP:
MEDIA:                      CORPORATE COMMUNICATIONS:
Amy Turner                  Amy Hedison                       Pam Sherry
Fleishman-Hillard           EXACT Sciences                    LabCorp
P: (617) 267-8223           P: (978) 897-2800, ext. 252       P: (336) 436-4855
E: turnera@fleishman.com    E: ahedison@exactsciences.com     E: sherryp@labcorp.com
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                     EXACT SCIENCES AND LABCORP(R) TO OFFER
                    PREGEN-PLUS(TM), CHANGING THE HEALTH CARE
                   LANDSCAPE WITH NON-INVASIVE, GENOMICS-BASED
                          COLORECTAL CANCER TECHNOLOGY

                EXCLUSIVE LICENSING AGREEMENT TO MAKE PREGEN-PLUS
     AVAILABLE TO A POTENTIAL MARKET OF 80 MILLION AMERICANS; WILL MARK THE FIRST DNA-BASED SCREENING METHOD FOR CANCER IN AN AVERAGE-RISK POPULATION

MAYNARD, MASS., AND BURLINGTON, N.C., - June 27, 2002 - EXACT Sciences Corporation (NASDAQ: EXAS) and Laboratory Corporation of America(R) Holdings (NYSE:LH) (LabCorp(R)) today announced the creation of an exclusive, long-term strategic partnership to commercialize PreGen-Plus(TM), EXACT Sciences' proprietary, non-invasive technology for the early detection of colorectal cancer in the average-risk population. As part of the agreement, in addition to certain royalty fees, LabCorp could pay EXACT Sciences as much as $75 million in upfront, milestone and performance-based payments for a five-year exclusive license, followed by a non-exclusive license for the life of the patents. The introduction of PreGen-Plus, expected in the first half of 2003, will mark the broadest commercial application of discoveries made about the human genome to address a major healthcare problem such as colorectal cancer - the most deadly cancer among non-smokers in the United States. There is no other DNA-based test currently available for the early detection of cancer in an average-risk population.

It is estimated that this year approximately 150,000 Americans will be diagnosed with colorectal cancer and approximately 57,000 Americans will die from the disease. The American Cancer Society recommends that the 80 million Americans who are over the age of 50 be screened regularly for colorectal cancer, which, if detected at an early stage, has a cure rate of more than 90 percent. A majority of people, however, avoid screening because of the inconvenience and discomfort associated with certain currently available screening methods, with the result that most colorectal cancer cases are detected at a later stage when the cure rate is less than 50 percent.


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EXACT SCIENCES AND LABCORP ANNOUNCE EXCLUSIVE PARTNERSHIP AGREEMENT / PAGE 2


LabCorp's first payment to EXACT Sciences of $15 million was made upon the signing of the agreement, and the second payment of $15 million will be made upon the commercial launch of PreGen-Plus, which is expected in the first half of 2003. Of the remaining $45 million, milestone payments from LabCorp totaling $30 million will be based upon EXACT Sciences deliverables related to scientific acceptance, reimbursement approval and technology improvements and $15 million will be based upon the achievement of significant revenue thresholds. In addition to these payments, EXACT Sciences will receive a royalty fee for each PreGen-Plus test performed by LabCorp. In conjunction with the partnership, EXACT Sciences has issued to LabCorp a warrant to purchase 1,000,000 shares of EXACT Sciences common stock, exercisable over the next three years at an exercise price of $16.09.

 "The proprietary technology underlying the PreGen-Plus assay creates a very accurate and patient-friendly test, and therefore represents a significant step forward in the early detection of colorectal cancer in the average-risk population," said Thomas P. Mac Mahon, LabCorp's Chairman and CEO. "We believe PreGen-Plus could be the most important molecular test identified to date for the millions of Americans who are candidates for colorectal cancer screening annually."

Mr. Mac Mahon continued, "Our agreement with EXACT Sciences is another example of LabCorp's pioneering leadership position in molecular diagnostics and our ability to recognize the potential of DNA-based testing. EXACT Sciences brings that same visionary approach in applying the discoveries of the human genome to create novel DNA-based assays that address major healthcare problems. We are excited about combining our skills with EXACT Sciences' to improve diagnostic testing for cancer."

"As the first DNA-based test that will be used for population-based cancer screening, PreGen-Plus truly changes the molecular diagnostics landscape," said Don Hardison, EXACT Sciences' President and CEO. "The scope of this partnership
- both in economic terms and, more importantly, in terms of lives saved - highlights the power of applied genomics. As a leader in bringing the knowledge of the human genome to reality, EXACT Sciences is delighted to be working with LabCorp, given its unique scale, expertise and infrastructure, to make this important test widely available. We are confident that the fruits of our strategic relationship will result in greater numbers of


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EXACT SCIENCES AND LABCORP ANNOUNCE EXCLUSIVE PARTNERSHIP AGREEMENT / PAGE 3


Americans being screened for the disease and the prevention of many deaths from colorectal cancer."

PreGen-Plus works by isolating human DNA that is shed in the colon everyday and carried out of the body in stool, and analyzing that DNA for mutations associated with colorectal cancer. PreGen-Plus is a completely non-invasive, patient-friendly technology that requires no dietary modification or bowel preparation. The simple process involves collecting a single stool sample in the privacy of a patient's own home, and shipping the sample in a supplied container and packaging materials to LabCorp's facilities for analysis. Following the analysis, LabCorp will send the test results to the patient's physician for use in connection with future monitoring and treatment.

INFORMATIONAL CONFERENCE CALL

EXACT Sciences, with LabCorp participating, will host a conference call to discuss this partnership at 8:30 a.m. ET on Thursday, June 27, 2002. A live Webcast of the conference call, and an archived version following the completion of the call, will be available at www.exactsciencescom, www.labcorp.com and www.companyboardroom.com. The conference call and Webcast are open to all interested parties. Information for the call follows:

         Call in number for listen-only participants: 212-676-5273

A telephone replay of the conference call will be available beginning at 11:00 a.m. on June 27th through July 11th. Information for the replay is as follows:

         Domestic callers:        800-633-8284

         International callers:   858-812-6440

         PIN #: 07-20-461

ABOUT EXACT SCIENCES CORPORATION

EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies that may be used for the early detection of several common cancers. EXACT Sciences has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Maynard, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com.


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EXACT SCIENCES AND LABCORP ANNOUNCE EXCLUSIVE PARTNERSHIP AGREEMENT / PAGE 4


ABOUT LABORATORY CORPORATION OF AMERICA

The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America(R) Holdings (LabCorp(R)) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $2.2 billion in 2001 and over 19,000 employees, the company offers more than 4,000 clinical tests ranging from routine blood analyses to sophisticated molecular diagnostics. Serving more than 200,000 clients nationwide, LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. Its National Genetics Institute in Los Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based ViroMed offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric Testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network. LabCorp's clients include physicians, state and federal government, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences' and LabCorp's control. These risks and uncertainties could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences and LabCorp undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding the risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences' public filings with the Securities and Exchange Commission including, without limitation, its Form 10-K for the year ended December 31, 2001 and subsequent Forms 10-Q; for the risks faced by LabCorp, see the disclosure contained in LabCorp's public filings with the Securities and Exchange Commission including, without limitation, its Form 10-K for the year ended December 31, 2001 and subsequent Forms 10-Q.

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